Exhibit 10.6
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                                 AMENDMENT NO.3
                              TO NOTE AGREEMENT FOR
                           7.54% SENIOR NOTES DUE 2011
                             SUBURBAN PROPANE, L.P.
                                                                December 6, 2000

To each of the Holders of the 7.54% Senior Notes due 2011 of Suburban Propane, L.P.

Ladies and Gentlemen:

     Suburban Propane, L.P. (the "Company") has heretofore issued its 7.54% Senior Notes due June 30, 2011 (the "Notes") in the aggregate principal amount of $425,000,000 under and pursuant to the Note Agreement, dated as of February 28, 1996, among the Company and the original purchasers of the Notes, as amended by Amendment No. 1 dated May 13, 1998 and by Amendment No. 2 dated March 29, 1999 (such agreement, as so amended, the "Note Agreement"). Terms used herein which are defined in the Note Agreement are used herein as so defined.

     The Company is desirous of amending the Note Agreement in certain respects and by this letter is soliciting the consent of the holders of the Notes thereto.

     1. PARAGRAPH 10B. The definition of Consolidated EBITDA set forth in paragraph 10B of the Note Agreement is amended in its entirety to read, as follows:

          "Consolidated EBITDA" shall mean, for any period, Consolidated Net Income for such period for the Company or the Division, as the case may be, computed in accordance with GAAP, plus, to the extent deducted in computing such Consolidated Net Income after excluding amounts attributable to minority interests in Subsidiaries and without duplication, the sum of (a) Consolidated Income Tax Expense, (b) Consolidated Interest Expense, (c) Consolidated Non-cash charges, (d) restructuring charges (limited, in the case of cash restructuring charges, to $5,000,000 for any period of twelve consecutive fiscal quarters) and (e) extraordinary losses during such period for the Company or the Division, as the case may be, MINUS, to the extent added in computing such Consolidated Net Income and without duplication, (i) interest income and (ii) extraordinary gains during such period; PROVIDED, that Consolidated EBITDA shall exclude all unrealized gains and unrealized losses, recorded as required by FASB Statement of Financial Accounting Standards No. 133 in connection with Hedging Transactions (as defined in paragraph 6N).

     2. PARAGRAPH 6N. Paragraph 6 of the Note Agreement is hereby amended by adding a new paragraph 6N thereto reading as follows:

          6N. RESTRICTIONS ON HEDGING TRANSACTIONS. The Company will not and will not permit any Subsidiary to enter into Hedging Transactions with respect to crude oil, natural gas or liquid hydrocarbons other than Hedging Transactions up to and including the Adjusted Gas Volume. "Adjusted Gas Volume" for the period of the four most recent fiscal quarters ending on or prior to the date of determination, shall mean 75% of the Company's and its Subsidiaries' pro rata share of gas sales volume. "Hedging Transactions" shall mean, with respect to the Company and its Subsidiaries, any commodity basis swap, forward commodity transaction, commodity swap, commodity option, commodity index swap, commodity cap transaction, commodity floor

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     transaction,  commodity collar  transaction,  any other similar transaction that relates to commodities  (including,  any option with respect to any of
     the  foregoing   transactions)   or  any   combination   of  the  foregoing
     transactions. At the same time it delivers the financials statements required by paragraphs 5A(i) and 5A(ii) the Company will deliver to the holder of each Note a statement detailing (i) its hedge position under Hedging `Transactions in effect as of the date of the most recent balance sheet included in such financial statements and (ii) all unrealized gains and unrealized losses, recorded as required by FASB Statement of Financial Accounting Standards No. 133 in connection with Hedging Transactions, with respect to the fiscal period then ended.

     3. EFFECTIVENESS. The amendments to the Note Agreement set forth above shall become effective upon receipt by the Company of counterparts of this letter executed by the Required Holders. The Company represents and warrants to the holders of the Notes that no Default or Event of Default exists (nor will any such Default or Event of Default exist immediately after giving effect to the effectiveness of this Agreement) and that in connection with this solicitation of the consents of the holders of the Notes it is in compliance with the provisions Of paragraph 11C of the Note Agreement. The Company shall give notice of the effectiveness hereof to all of the holders of the Notes as provided in the Note Agreement.

     4. NOTE AGREEMENT. Except as expressly amended hereby, the Note Agreement shall continue in full force and effect in accordance with the provisions thereof.

     If you are in agreement with the foregoing, please sign the form of acceptance on an enclosed counterpart of this letter and return the same to the Company, whereupon this letter shall become a binding agreement between us (subject to effectiveness as aforesaid).


                                                 SUBURBAN PROPANE, L.P.



                                                 By:  ROBERT M. PLANTE
                                                      ----------------
                                                      Vice President & Treasurer

                                                Amendment No.3 to Note Agreement
                                                  For 7.54% Senior Note due 2011
                                                          Suburban Propane, L.P.
                                                                December 6, 2000

The foregoing letter is
Hereby accepted:

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(Name of Institution)


By:
   -------------------------------
Title:


Certificate No.    R-
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